UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2010

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Settlement Agreement

On October 26, 2010, Lazare Kaplan International Inc. (the “Company”) and its affiliates, Lazare Kaplan Japan Inc. (“LK Japan”), Lazare Kaplan Europe Inc. (“LK Europe”) and Lazare Kaplan Africa Inc. (“LK Africa” and, collectively with LK Japan and LK Europe, the “Affiliates”) entered into a Settlement Agreement (the “Settlement Agreement”) with ABN AMRO Bank N.V. (“ABN”) and The Royal Bank of Scotland PLC (“RBS”).

Pursuant to the Settlement Agreement:

•
Obligations of the Company and / or its Affiliates totaling approximately $64 million were deemed by ABN and RBS to be satisfied in full. The “Obligations” consisted of: (a) asserted unpaid principal, interest and expenses under the Facility Letter dated as of February 27, 2009 (the “Facility Letter”) and the Amended and Restated Credit Agreement dated as of February 27, 2009 (the “ABN Credit Agreement”), each between the Company and ABN; (b) two guaranties, each dated February 27, 2009, pursuant to which the Affiliates guaranteed the obligations of the Company to ABN under the Facility Letter and the ABN Credit Agreement; (c) asserted unpaid principal, interest and expenses under the Amended and Restated Credit Facility Agreement dated as of February 28, 2009 between LK Japan and RBS (the “Japan Credit Agreement”); (d) a guarantee dated April 13, 2009, pursuant to which the Company guaranteed the obligations of LK Japan to RBS under the Japan Credit Agreement; and (e) a guaranty dated September 1, 2007 pursuant to which the Company guaranteed up to fifty percent of certain obligations of Gulfdiam DMCC, an affiliate of the Company, to ABN.

•	ABN agreed to transfer to the Company all of ABN’s legal and equitable right, title and interest in and to an aggregate of 2,151,103 shares of the Company’s common stock (the “Transferred Shares”).

•
In connection with certain “all risk” insurance policies (the “Insurance Policies”) that the Company previously obtained with respect to the Company and its affiliated / associate and subsidiary companies, ABN assigned to the Company ABN’s right, title and interest under the Insurance Policies, as well as ABN’s right, title and interest to receive proceeds paid or payable under the Insurance Policies.  ABN’s assignment to the Company of such right, title and interest includes ABN’s right, title and interest in any amounts that the Company receives with respect to any settlement reached or judgment rendered in certain lawsuits pending in the United States and the United Kingdom relating to the Insurance Policies.

•
ABN and RBS each released the Company and the Affiliates from any and all of the Obligations and claims relating thereto. In return, the Company and the Affiliates each released ABN and RBS from certain claims asserted by the Company relating to the Obligations as well as other claims asserted by the Company relating to its relationship and business dealings with each of ABN and RBS.

•	The Company paid to ABN and RBS, collectively, $14 million.

The Company does not believe that the execution and performance of the Settlement Agreement resolves all of the material uncertainties that have prevented the Company from finalizing its audited financial statements for the fiscal years ended May 31, 2009 and May 31, 2010, or for any interim periods subsequent to May 31, 2009, and the Company is continuing to pursue final resolution of the remaining material uncertainties, of which it can give no assurance of success.

A copy of the Settlement Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement.

A copy of a press release announcing the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Rights Plan

On October 25, 2010, the Company amended (the “Amendment”) its Amended and Restated Rights Agreement, dated as of April 24, 2007, between the Company and Mellon Investor Services LLC. Pursuant to the Amendment, the definition of “Acquiring Person” was revised to provide that ABN and RBC shall not be deemed Acquiring Persons for purposes of holding and transferring to the Company the Transferred Shares pursuant to the Settlement Agreement.

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure referenced under “Settlement Agreement” in Item 1.01 above is hereby incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure referenced under “Amendment to Rights Plan” in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Amendment to Amended and Restated Rights Agreement
10.1	Settlement Agreement
99.1	Press Release dated October 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: October 28, 2010	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer